UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2016

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Gregory P. Landis was appointed to the Board of Directors (the “Board”) of SJW Group (the “Company”) on November 30, 2016. Mr. Landis joined the Audit Committee and was also appointed to the Board of Directors of San Jose Water Company and SJW Land Company, each a wholly owned subsidiary of the Company.

Gregory P. Landis is Counsel to Yarmuth Wilsdon, PLLC since April 2016 and Senior Advisor to TerraPower, LLC since January 2015. Mr. Landis served as General Counsel and Senior Vice President of TerraPower, LLC from January 2013 until January 2015.  From November 2007 until June 2011, Mr. Landis served as General Counsel at Intellectual Ventures.  He also served as Senior Legal Advisor of Intellectual Ventures from June 2011 through December 2012.  Mr. Landis was the General Counsel and Executive Vice President of Vulcan Inc. from 2005 to 2007, and from 1995 to 2005 was the General Counsel of AT&T Wireless Services, Inc., where he also served as Executive Vice President and Corporate Secretary.  From 1985 until 1995, Mr. Landis was a partner at the law firm of McCutchen, Doyle, Brown & Enersen.

Mr. Landis will participate in the non-employee director compensation program of the Company and its subsidiaries, as more fully set forth under the heading “Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: December 1, 2016	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer